                                                                      EXHIBIT 16


                    PERFORMANCE CALCULATIONS AT FYE 1995

RATES AND YIELDS BASED ON NET ASSET VALUE:
------------------------------------------

1-Day Rate:         (Net Investment Income)/(Record Shares*NAV) 1 Day Rate =
                    .000144712

1-Day Yield:        ((Net Investment Income)/(Record Shares*NAV))*365 1 Day
                    Yield = 5.28%

7-Day Rate:         (Net Investment Income Summed for Previous 7 Days)/(Record
                    Shares*NAV)
                    7 Day Rate = .001012791

7-Day Yield:        ((Net Investment Income Summed for Previous 7 Days)/(Record
                    Shares*NAV))*365)/7
                    7 Day Yield = 5.28%

30-Day Rate:        (Net Investment Income Summed for Previous 30 Days)/(Record
                    Shares*NAV)
                    30 Day Rate = .004326612

30-Day Yield:       (((Net Investment Income Summed for Previous 30 Days)/
                    (Record Shares*NAV))*365)/30
                    30 Day Yield = 5.26%

RATES AND YIELDS BASED ON OFFERING PRICE:
-----------------------------------------

1-Day Rate:         (Net Investment Income)/(Record Shares*Offer)
                    1 Day Rate = .000138940

1-Day Yield:        ((Net Investment Income)/(Record Shares*Offer))*365
                    1 Day Yield = 5.07%

7-Day Rate:         (Net Investment Income Summed for Previous 7 Days)/(Record
                    Shares*Offer)
                    7 Day Rate = .000972369

7-Day Yield:        (((Net Investment Income Summed for Previous 7 Days)/(Record
                    Shares*Offer))*365)/7
                    7 Day Yield = 5.07%



30-Day Rate:        (Net Investment Income Summed for Previous 30 Days)/(Record
                    Shares*Offer)
                    30 Day Rate = .004153812

30-Day Yield:       (((Net Investment Income Summed for Previous 30 Days)/
                    (Record Shares*Offer))*365)/30
                    30 Day Yield = 5.05%

30-Day SEC Yield:   2*(((((((((SEC ADJ Income*PAR*1000/12)/30)-Sum of Previous
                    30 Days)/AVG Div Shares for Previous 30
                    Days*Offer))+1)[taken to the 6th power])-1)
                    30 Day SEC Yield = 4.63%

30 DAY TAX EQUIVALENT YIELD
---------------------------

                    BASED ON NAV
                    ------------

                    (30 Day Yield on NAV)/(1-.3784) = 8.46%

                    BASED ON OFFER
                    --------------

                    (30 Day Yield on Offer)/(1-.3784) = 8.12%

                    The 37.84% Rate US Based Upon the Combined Federal and
                    State Tax Rate

TOTAL RATE OF RETURN
--------------------

                   BASED ON NAV
                   ------------

                   (((Net Change in NAV During Period + Dividends and Cap Gains
                   During Period)/(NAV at Beginning of Period))/((Number of
                   Months in Period)*12)

                   1-Year Total Rate of Return = 10.89%
                   5-Year Total Rate of Return =  9.24%
                   Since Inception Total Rate of Return = 9.20%

                   BASED ON OFFER
                   ---------------

                   ((Net Change in Offer During Period + Dividends and Cap Gains
                   During Period)/(Offer at Beginning of Period))/((Number of
                   Months in Period)*12)

                   1-Year Total Rate of Return = 6.46%
                   5-Year Total Rate of Return = 8.05%
                   Since Inception Total Rate of Return = 8.39%

